UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

VENTRUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

99 Hudson Street, 5th Floor, New York, New York		10013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(646) 706-5208

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of stockholders for Ventrus Biosciences, Inc. was held on May 19, 2011.

At the meeting, our stockholders elected five members to our board of directors for a term expiring at the annual meeting of stockholders in 2012, as follows:

Members	Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
Mark Auerbach	3,528,540	6,505	1,574,621
Russell H. Ellison	3,528,440	6,605	1,574,621
Joseph Felder	3,528,540	6,505	1,574,621
Myron Z. Holubiak	3,528,540	6,505	1,574,621
Thomas Rowland	3,528,540	6,505	1,574,621

At the meeting, our stockholders also approved the amendment to our 2010 Equity Incentive Plan, as amended, to increase the number of shares of common stock reserved for issuance thereunder from 2,467,200 shares to 3,967,200 shares.  The vote for such approval was 3,411,291 shares for, 119,754 shares against (includes abstentions), and 1,574,621 broker non-votes.

At the meeting, our stockholders also ratified the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  The vote for such ratification was 3,517,143 shares for and 13,902 shares against (includes abstentions).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTRUS BIOSCIENCES, INC.

Date: May 25, 2011	/s/ David J. Barrett
David J. Barrett, Chief Financial Officer